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                                                                   Exhibit 10.10
                                                              Richard L. Mercier

                       EMPLOYMENT AND CONSULTING AGREEMENT

AGREEMENT by and between Connecticut Water Company, a Connecticut corporation with its principal office and place of business in Clinton, Connecticut (the "Company"), Connecticut Water Service, Inc., a Connecticut corporation and holder of all of the outstanding capital stock of Company (the "Parent") and Richard L. Mercier, a resident of Plainfield, CT (the "Employee"), dated April 15, 1999.

WHEREAS, the Company and the Parent have determined that it is in the best interests of the Company and the Parent to employ the Employee as President of Gallup Water Service, Incorporated and the Employee desires to serve in that capacity.

WHEREAS, the Company and the Parent have determined that it is in the best interests of the Company and the Parent to engage Richard L. Mercier as a Consultant after the employment period and Mercier desires to serve in that capacity.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:


1. a) Employment Period. The Company shall employ the Employee, and the Employee shall serve the Company, on the trams and conditions set forth in this Agreement, for the period commencing on or before [date of closing] and ending on the fourth anniversary of such commencement date (the "Employment Period").

         b) Consulting Period. After the Employment Period the Parent shall engage the Employee as a Consultant and not as an Employee. Said Consulting period shall continue until Richard L. Mercier obtains the age of 70. The employee must complete the employment period described in Section (1)(a) to be engaged as a Consultant.

2.)      Position and Duties.

         a) During the Employment Period, the Employee shall have the title of President of Gallup Water Service, Incorporated and shall report directly to the CEO of the Company. The Employee's authority, duties and responsibilities shall be those which are described in "Schedule A" attached hereto.

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         b) During the Consulting Period, Richard L. Mercier shall have the title of Consultant and shall report directly to the CEO of the Parent. The Consultant's authority, duties and responsibilities shall be those which are described in "Schedule B" attached hereto.

         c) During the Consulting Period, Richard L. Mercier shall be responsible for the payment of his own social security taxes, federal and state income taxes, pension payments if any, and any similar items. Richard L. Mercier shall not be entitled to workers compensation benefits and shall not be entitled to unemployment compensation benefits.

         If the nature of the responsibilities required during the employment or consulting period change from those duties outlined in Attachments A and B, the Company shall make an immediate payment of the amounts due to Richard L. Mercier under the terms of this agreement.

3.) Compensation.

         a.) Base Salary. During the Employment Period, the Employee shall receive an annual base salary ("Annual Base Salary") equal to $72,825, to be earned and paid at a biweekly rate of $2,800.96. During any period after the end of the Employment Period when the Employee is employed by the Company, the Annual Base Salary shall be as agreed upon by the Employee and the Company.

         During the Consulting Period, Richard L. Mercier shall receive annual fees equal to $18,000.00 to be paid on a quarterly basis of $4,500.00 per quarter.

         b.) Other Benefits. During the Employment Period and any subsequent period when the Employee is employed by the Company or any of its other Affiliated Companies: (i) the Employee shall be entitled to participate in all qualified deferred compensation, savings and retirement plans, practices, policies and programs of the Company in accordance with the plans, practices, programs and policies of The Connecticut Water Company ("CWC") set forth, from time to time, in such plans or any CWC employee manual; and (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group

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         life insurance, and accidental death and travel accident insurance plans and programs) in accordance with the plans, practices, programs and policies of CWC set forth, from time to time, in such plans or any CWC employee manual. Richard L. Mercier will also have use of a company vehicle during his employment and may purchase that vehicle, at its then book value, at the time he ceases to be an employee. If the Employee terminates employment with the Company or any of its other Affiliated Companies at or after having attained age 70, the Employee shall also be entitled to receive from the Company an annual supplemental executive retirement benefit having a value equal to the excess, if any, of (i) or (ii), where:

                  (i) it an annual benefit of $18,000.00 payable to the Employee as a life annuity as of the date of the Employee's retirement, and

                  (ii) is the annual benefit, if any, payable to the Employee under The Connecticut Water Company's qualified deferred benefit retirement plan and any non-qualified retirement plan covering the Employee, as a life annuity as of the date of the Employee's retirement, calculated in accordance with the terms of such plans.

         Such supplemental executive retirement benefit shall cease as of the date of the Employee's death and shall be an unfunded obligation of the Company.

         For the purpose of determining the eligibility of the Employee to participate in such retiree medical and dental and retiree life insurance benefit plans as the Company may maintain for the benefit of employees of the Company, the Employee shall receive credit for six (6) years of service, provided he has completed the Employment period as defined in Section (1)(a), and shall participate in any such plans in accordance with the terms and conditions thereof.

         c.) Expenses. During the Employment and Consulting Periods and any subsequent period when the Employee/Consultant is employed by the Company, the Employee/Consultant shall be entitled to receive prompt reimbursement for all reasonable authorized travel and other authorized expenses incurred by the Employee/Consultant in carrying out the Employee's/Consultant's duties under this Agreement in accordance with the policies and procedures established by the Company.

         d.) Fringe Benefits. During the Employment Period and any subsequent period when the Employee is employed by the Company, the Employee shall be entitled to Fringe benefits including sick time and holidays in accordance with the plans, practices, programs and policies of CWC set forth, from time to time, in such plans or any CWC employee manual.

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         e.) Vacation. During the Employment Period and any subsequent period when the Employee is employed by the Company, the Employee shall be entitled to two weeks' paid vacation annually in accordance with the plans, policies, programs and practices of CWC as set forth, from time to time, in such plans or any CWC employee manual.


4.)      Termination of Employment.

         a.) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death. The Company shall be entitled to terminate the Employee because of the Employee's Disability during the Employment Period. "Disability" means that the Employee has been unable, with or without accommodation, for a period of 180 consecutive business days, to perform the Employees' duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), unless the Employee returns to full-time performance of the Employee's duties before the Disability Effective Date. In the event that the Company terminates the Employee due to Disability, the Employee shall be considered to have completed the Employment Period as defined in Section (1)(a) and shall receive disability benefits as provided in paragraph 6 hereof. The Employee shall have no disability benefits other than those set forth in paragraph 6 hereof.

         b.) By the Company. The Company may terminate the Employee's employment for Cause. "Cause" means: the Employee's commission of a felony under the laws of the United States or any state thereof (in connection with his employment) as determined by a Court of Competent Jurisdiction.

         c.) A termination of the Employee's employment by the Employee shall be effected by giving the Company written notice of the termination.

         d.) Date of Termination. The "Date of Termination" means the date of the Employee's death, the date on which the termination of the Employee's employment by the Company for Cause is effective, or the date that is 60 days after the date on which the Employee gives the Company notice of a termination of employment, as the case may be.

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5.       Termination of Consulting.

         a) The Consulting services of Richard L. Mercier shall be initiated upon completion of the employment period described in Section (1)(a) and shall terminate only upon his death or upon his attaining the age of 70 and not upon his disability. Richard L. Mercier's retirement benefits in existence since age 55 shall continue until Richard L. Mercier's death.

6.       Obligations of the Company upon Termination.

         a.) Cause; Other than Death. If the Employee's employment is terminated by the Company other than for cause or death during the Employment Period, or if the employee becomes disabled during the Employment Period, the Company shall pay the amounts described in subparagraph (i) below to the Employee in a lump sum in cash within 30 days after the Date of Termination OR AT THE EMPLOYEE'S OPTION IN A MANNER DESCRIBED IN PARAGRAPH 3(a), REDUCED BY ANY PAYMENT TO EMPLOYEE DUE TO DISABILITY COVERAGE PROVIDED IN 3 (b), THROUGH THE REMAINDER OF THE INITIAL EMPLOYMENT PERIOD. The payments provided pursuant to this subparagraph
         (a) of Paragraph 5 are intended as either or both severance pay or liquidated damages for a termination of the Employee's employment by the Company other than for Cause or death and shall be the sole and exclusive remedy therefor.

         1) The amounts to be paid in a lump sum as described above are:

                  A. The Employee's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Employee's Annual Base Salary through the Date of Termination that has not yet been paid; (2) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) that has not yet been paid; and (3) any accrued but unpaid vacation pay.


                  B. Severance pay ill an amount equal to the Employee's annual Base Salary for the period, if any, from the Date of Termination to the end of the initial four year Employment Period set forth in Section 1 hereof.

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                  C. The aggregate Company matching contributions and Company profit sharing contributions, if any, that would have been made by the Company under the Savings Plan of the Company or any successor program of the Company in effect on the date on which termination shall have occurred, if the Employee had continued to be employed, and to participate on a fully vested basis in the Savings Plan or such successor program to the same extent as the Employee participated for the last month during which the Employee was permitted to participate, for the period, if any, from the Date of Termination to the end of the initial four year Employment Period set forth in Section 1 hereof at an annual rate of compensation equal to the Employee's Annual Base Salary. The discounted present value of such contributions shall be payable to the Employee in a lump sum, as calculated by the independent actuary for the Employees' Pension Plan using the assumptions specified in the Employees' Pension Plan.

         (2) For the period, if any, from the Date of Termination to the end of the initial four year Employment Period set forth in
                  Section 1 hereof, the Employee shall continue to be entitled to participate in such employee welfare benefit plans, within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, maintained by the Company in which the Employee shall be a participant on the Date of Termination, subject to the terms and conditions of such employee welfare benefit plans as may be in effect from time to time during such period under this Agreement, with benefits based upon compensation equal to the Employee's Annual Base Salary. The extent that such benefits shall not be payable or provided under any such employee welfare benefit plan, the Company shall pay or provide such benefits on an individual basis. The medical, dental, health and other employee welfare benefits provided for hereunder shall be secondary to any comparable benefits provided by another employer.

                  b.) By Reason of Death. If the Employee's employment or the Consultant's services are terminated by reason of death at any time, this Agreement shall terminate without further obligations to Mr. Mercier's legal representatives under this Agreement, other than for payment of the Accrued Obligations and life insurance as provided in Section (3)(b) as may be applicable.

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7.)      Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's future participation in any plan, program, policy or practice provided by the Company or any of the other Affiliated Companies for which the Employee may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of the other Affiliated Companies. Vested benefits and other amounts that the Employee is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of the other Affiliated Companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as otherwise explicitly modified by this Agreement.

8.) Full Settlement. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, but if the Employee secures other employment, any employee welfare benefits the Company is required to provide to the Employee following termination of the Employee's employment shall be secondary to those provided by another employer (if any).

9.) Confidential Information. The Employee understands that in the course of the Employee's employment by the Company, the Employee will receive or have access to confidential information concerning the business or proposes of the Company and any of the other Affiliated Companies and which the Company or any of the other Affiliated Companies desire to protect. Such confidential information shall be deemed to include, but not be limited to, the Company's customer lists and information, and employee lists, including, if known, personnel information and data. The Employee agrees that the Employee will not, at any time during the period of his employment, or at any time during the period ending two
         (2) years after the date of termination, reveal to anyone outside the Company or any of the other Affiliated Companies or use for the Employee's own benefit any such information without specific written authorization by the Company or the Parent.

10.)     Covenants by the Employee Not to Compete with the Company or the Parent

         a) Upon file Date of Termination of the Employee's employment with the Company for any reason, the Employee covenants and agrees that the Employee will not at any time during the period of two years from and after such Date of Termination directly or indirectly in any manner or under any circumstances or conditions whatsoever be or become interested, as an individual, partner, principal, agent, clerk, employee, stockholder, officer, director, trustee or in any other capacity whatsoever, except as a nominal owner of stock of a public corporation, in any other business which, at the date of the Employee's

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         termination, is a Competitor (as defined herein), with directly or indirectly, with the Company or any of the other Affiliated Companies, or engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of any equity or debt investment, lender or in any other manner or capacity), or lend the Employee's name (or any part or variant thereof) to, any business which, at the date of the Employee's termination, is a Competitor, either directly or indirectly, with the Company or any of the other Affiliated Companies, or as a result of the Employee's engagement or participation would become, a Competitor, either directly or indirectly, with any aspect of the business of the Company or any of the other Affiliated Companies, as it exists at the time of the Employee's termination, or solicit any officer, director, employee or agent of the Company or any of the other Affiliated Companies or any subsidiary or affiliate of the Company or any of the other Affiliated Companies to become an officer, director, employee or agent of the Employee, the Employee's respective affiliates or anyone else. Ownership, in the aggregate, of less than (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock lists on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of the foregoing provision. For the purposes of this Agreement, a Competitor is any business which is similar to the business of the Company or any of the other Affiliated Companies or in any way in competition with the business of the Company or any of the other Affiliated Companies within any of the then-existing service areas of the Company or any of the other Affiliated Companies.

         b) The Employee hereby acknowledges that the Employee's services are unique and extraordinary, and are not readily replaceable, and hereby expressly agrees that the Company and the Parent, in enforcing the covenants contained in Paragraphs 8 and 9 herein, in addition to any the remedies provided for herein or otherwise available at law, shall be entitled in any court of equity having jurisdiction to an injunction restraining the Employee in the event of a breach, actual or threatened, of the agreements and covenants contained in this Section 9.

         c) The parties hereto believe that the restrictive covenants of this
         Section 9 are reasonable. However, if at any time is shall be determined by any court of competent jurisdiction that this Section 9 or any portion of it as written, are unenforceable because the restrictions are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be amended as to make such restrictions reasonable in the determination of such court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

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11.)     Insurance. The Company shall have the right at its own cost and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering the Employee, and the Employee agrees to submit to the usual and customary medical examination and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

12.) Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person to the Employee or to the Secretary of the Company and the Parent, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of the Employee, to the Employee's last known address as carried on the personnel records of the Company, and, in the case of the Company and the Parent, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by notice to the other party.

13.)     Successors and Assigns.

         a.) Assignment by Employee. This Agreement is personal to the Employee and shall not be assignable by the Employee.

         b.) Assignment by the Company. This Agreement shall inure to the benefit of and by binding upon the Company and the other Affiliated Companies and their respective successors and assigns. As used in this Agreement, the "Company" and the other Affiliated Companies shall mean both the Company and the other Affiliated Companies, respectively, and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

14.) Release. Prior to receiving severance payments or benefits provided for in Paragraph 6(a) of this Agreement, at the request of the Company or the Parent, the Employee shall execute and deliver for the benefit of the Company and the Parent, and any of the Affiliated Companies, a general release in the form set forth in Attachment C, and such release shall, become effective in accordance with its terms. The failure or refusal of the Employee to sign such a release or the revocation of such a release shall cause the termination of any and all obligations of the Company and the Parent to make payment or provide benefits hereunder and the forfeiture of the right of the Employee to receive any such payments and benefits. The Employee acknowledges that the Company and the Parent have advised the Employee to consult with an attorney prior to signing this Agreement and that the Employee has had an opportunity to do so.

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15.)     Arbitration. Any dispute which may arise between the parties hereto shall, be submitted to binding arbitration in the State of Connecticut in accordance with the Rules of the American Arbitration Association.

16.) Severability. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

17.) Amendment. This Agreement may be modified or amended only by an instrument in writing executed by the parties hereto.

18.) Construction. This Agreement is intended to include all prior agreements and understandings between the parties as have been set-forth in various letters including without limitation a certain letter from Connecticut Water Service, Inc. to Richard L. Mercier dated February 10, 1999. This Agreement shall be governed and construed under the laws of the State of Connecticut. Words of the masculine gender mean and include correlative words of the feminine gender. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

IN WITNESS WHEREOF, the Company and the Parent have caused this Agreement to be executed by a duly authorized officer, and the Employee and the Consultant have hereunto set the Employee and the Consultant's hand, this 13th day of April, 1999.

CONNECTICUT WATER SERVICE, INC.

/s/ David C. Benoit
-------------------------------------------
    David C. Benoit
    Vice President of Finance and Treasurer

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CONNECTICUT WATER COMPANY



/s/  David C. Benoit
-------------------------------------------
     David C. Benoit
     Vice President of Finance and Treasurer



/s/  Richard L. Mercier
-------------------------------------------
     Richard L. Mercier
     Employee



/s/  Richard L. Mercier
-------------------------------------------
     Richard L. Mercier
     Consultant

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                                   SCHEDULE A

                              POSITION DESCRIPTION

                 PRESIDENT - GALLUP WATER SERVICE, INCORPORATED


1. Serves as a primary spokesman for the company in developing its public image and represents the company in its relationships with major customers, suppliers, the financial community, industry groups, government bodies, as well as directing participation in appropriate outside meetings. Develops and maintains appropriate working relationships with government officials.

2. Works with external agencies to address opportunities for expanding service territories, as well as to expand the economic development of the operating regions.

3. Recommends programs aimed at achieving growth, diversification, and profitability.

4.       Works with CEO to ensure that future planning is carried out.

5. At specified intervals, reviews with the CEO operating and capital budgets, performance toward objectives and changes.

6. Develops, grows and manages a profitable business. Preserves the strength of the company to best preserve its independence and the interests of the stockholders and customers.

7. Ensures that corporate policies are uniformly understood and properly interpreted and administered by subordinates.

8. Works with the CEO to develop the basic objectives, policies and operating plans of the business, both tactical and strategic. Ensures that regulatory history and trends are recognized for their impact.

9. Maintains a strong management team, assuring the availability of qualified people to support and strengthen the resources of the business in meeting its objectives.

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                                   SCHEDULE B

                              POSITION DESCRIPTION

                                   CONSULTANT



A. Develops and maintains appropriate working relationships with government officials.


B. Works with external agencies to address opportunities for expanding service territories, as well as expand the economic development of the operating regions.


C. Recommends programs aimed at achieving growth, diversification, and profitability.


D. Works with the CEO to develop the basic objectives, policies, and operating plans of the business, both tactical and strategic. Ensures that regulatory history and trends are recognized for their impact.

                                  ATTACHMENT C

                                     RELEASE


We advise you to consult an attorney before you sign this Release. You have until the date which is seven (7) days after the Release is signed and returned
to the [     ] Water Company ("the Company") to change your mind and revoke your
Release. Your Release shall not become effective or enforceable until after that date.

In consideration for the severance benefits and payments provided under your Employment Agreement dated ___________ with the Company and Connecticut Water Service, Inc. ("the Parent"), and more specifically enumerated in Exhibit 1 hereto, by your signature below you agree to accept such benefits and not to make any claims of any kind against the Company, its past and present and future Parent corporations, subsidiaries, divisions, subdivisions, affiliates and related companies or their successors and assigns, including without limitation the Parent, or any and all past, present and future Directors, officers, fiduciaries or employees of any of the foregoing (all parties referred to in the foregoing are hereinafter referred to as the "Releasees") before any agency, court or other forum, and you agree to release the Releasees from all claims, known or unknown, arising in any way from any actions taken by the Releasees up to the date of this Release, including, without limiting the foregoing, any claim for wrongful discharge or breach of contract or any claims arising under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, Connecticut's Fair Employment Practices Act or any other federal, state or local statute or regulation and any claim for attorneys' fees, expenses or costs of litigation.

THE PRECEDING PARAGRAPH MEANS THAT BY SIGNING THIS RELEASE YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE RELEASEES BASED ON ANY ACTIONS TAKEN BY THE RELEASEES UP TO THE DATE OF THIS RELEASE.

By signing this Release, you further agree as follows:

1.)      You have read this Release carefully and fully understand its terms;

2.) You have had at least twenty-one (21) days to consider the terms of the Release;

3.) You have seven (7) days from the date you sign this Release to revoke it by written notification to the Company. After this seven (7) day period, THIS Release is final and binding and may not be revoked;

4.) You have been advised to seek legal counsel and have had an opportunity to do so;

5.) You would not otherwise be entitled to the severance benefits provided under your Employment Agreement with the Company and the Parent had you not agreed to waive any right you have to bring a lawsuit or legal claim against the Releasees; and

6.)      Your agreement to the terms set forth above is voluntary.

Name:             _____________________________

Signature:        _____________________________

Date:             _____________________________

Received by:      _____________________________

Date:             _____________________________